Exhibit 99.1

Global Cash Access Reports Second Quarter 2013 Results

Las Vegas, NV – August 6, 2013 – Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) announced today financial results for the second quarter ended June 30, 2013.

Key Highlights

•                  Other Revenue increased 75% due to Kiosk Sales and Service Revenues, which increased 111% year-over-year

•                  Cash Advance Revenue increased 1% primarily due to stronger international revenues year-over-year

•                  GCA to provide Scientific Games a Digital Wallet for iLottery

“The second quarter was exciting on many fronts as we continued to execute on our plans to become the leading kiosk provider, to deliver excellent customer service and to become the most complete provider of cash management and payment solutions available to land-based and online gaming operators. Results were in line with expectations and we are pleased to remain on target to meet our full year 2013 guidance expectations. We are especially proud of our recently announced agreement with Scientific Games to provide cash access and wallet services for their iLottery customers,” said David Lopez, President and CEO of GCA.

Fiscal Second Quarter 2013 Results

Revenues were $149.1 million for the second quarter 2013, as compared to $147.5 million for the same period in 2012.  Operating income was $13.6 million for the second quarter 2013, as compared to $16.0 million for the same period in 2012.  Adjusted earnings before interest, taxes, depreciation and amortization and non-cash compensation expense (“Adjusted EBITDA”) (see Non-GAAP Financial Information below) were $19.1 million for the second quarter 2013, as compared to $21.4 million for the same period in 2012.  The decreases in operating income and Adjusted EBITDA were primarily due to lower operating income in our ATM segment and higher payroll and related expenses and occupancy related expenses, partially offset by higher kiosk sales in the second quarter 2013, as compared to the same period in 2012.

Income from operations before income tax provision was $10.9 million for the second quarter 2013, as compared to $11.9 million for the same period in 2012.  Diluted earnings per share from continuing operations were $0.10 for the second quarter 2013 (on 67.0 million diluted shares), as compared to $0.11 for the same period in 2012 (on 67.4 million diluted shares).  Diluted shares outstanding for the quarter ended June 30, 2013 include the impact of our stock repurchase program.  We repurchased approximately 1.0 million shares and 1.7 million shares of common stock for cash of $7.0 million and $11.7 million, respectively, during the three and six months ended June 30, 2013.  Cash earnings per share (“Cash EPS”) (see Non-GAAP Financial Information below) were $0.21 for the second quarter 2013, as compared to $0.23 for the same period in 2012.

2013 Outlook

The Company reaffirms its estimates that for the fiscal year ending December 31, 2013, Cash EPS will be between approximately $0.74 and $0.83 (on diluted shares of approximately 67.2 million) and Adjusted EBITDA will be between $70 million and $74 million.  This estimated outlook is based primarily upon the combination of the following assumptions: (a) the anticipated impact of less favorable pricing terms associated with several customer contract renewals in 2013; (b) the anticipated impact of certain large customers not renewing their contracts; (c) flat to low growth in the domestic gaming industry; (d) limited new casino openings in 2013; (e) an increase in our kiosk sales and services business in 2013; and (f) continued investment with respect to the Company’s technology infrastructure and personnel.

Investor Conference Call and Webcast

The Company will host an investor conference call to discuss its second quarter 2013 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-8410 or for international callers by dialing (480) 629-9856.  A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 4631205.  The replay will be available until August 13, 2013 at 11:59pm ET. The call will be webcast live from the Company’s website at www.gcainc.com under the Investor Relations section.

Non-GAAP Financial Information

In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS on a supplemental basis. Reconciliations between GAAP measures and Non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income, basic or diluted earnings per share or cash flow data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation: (a) our estimates of 2013 cash earnings per share and Adjusted EBITDA and the assumptions and factors upon which they are based; and (b) our belief that cash earnings per share and Adjusted EBITDA are widely-referenced financial measures in the financial markets and that references to the foregoing are helpful to investors.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or assumed, including but not limited to the following: the timing and the extent of a recovery in the gaming industry; our ability to replace revenue associated with terminated contracts; our ability to introduce new products and services; gaming establishment and patron preferences; national and international economic conditions; changes in gaming regulatory, card association and statutory requirements; regulatory and licensing difficulties; competitive pressures; operational limitations; gaming market contraction; changes to tax laws; uncertainty of litigation outcomes; interest rate fluctuations; inaccuracies in underlying operating assumptions; unanticipated expenses or capital needs; technological obsolescence; and employee turnover.  If any of these assumptions prove to be incorrect, the results contemplated by the forward-looking statements regarding our future results of operations are unlikely to be realized.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report filed on Form 10-K on March 12, 2013, and subsequent periodic reports and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

About Global Cash Access Holdings, Inc.

Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to approximately 1,000 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card transactions, check verification and warranty services, and Western Union money transfers. GCA is a leading manufacturer and distributor of cash handling devices and related software. GCA also provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s website at www.gcainc.com.

Contacts

Investor Relations

702-855-3006

ir@gcamail.com

SOURCE: Global Cash Access Holdings, Inc.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except earnings per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenues	$149,066	$147,465	$295,887	$298,530

Costs and expenses

Cost of revenues (exclusive of depreciation and amortization)	111,724	108,378	222,822	222,193
Operating expenses	19,479	18,958	38,463	36,446
Depreciation	1,945	1,820	3,513	3,564
Amortization	2,285	2,346	4,555	4,667
Total costs and expenses	135,433	131,502	269,353	266,870

Operating income	13,633	15,963	26,534	31,660

Other expenses
Interest expense, net of interest income	2,733	4,063	5,896	8,547
Total other expenses	2,733	4,063	5,896	8,547

Income from operations before tax	10,900	11,900	20,638	23,113

Income tax provision	4,124	4,816	7,726	8,901

Net income	6,776	7,084	12,912	14,212

Foreign currency translation	(97)	(217)	(512)	(72)

Comprehensive income	$6,679	$6,867	$12,400	$14,140

Earnings per share
Basic	$0.10	$0.11	$0.19	$0.22
Diluted	$0.10	$0.11	$0.19	$0.21

Weighted average common shares outstanding
Basic	66,116	65,774	66,401	65,470
Diluted	66,993	67,383	67,425	66,786

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

(Unaudited)

	At June 30,	At December 31,
	2013	2012
ASSETS

Cash and cash equivalents	$65,448	$153,020
Restricted cash and cash equivalents	200	200
Settlement receivables	123,283	29,484
Other receivables, net of allowances for doubtful accounts of $5.1 million and $6.9 million, respectively	14,102	11,571
Inventory	7,567	7,126
Prepaid expenses and other assets	19,157	18,254
Property, equipment and leasehold improvements, net	19,491	15,441
Goodwill	180,097	180,141
Other intangible assets, net	31,821	33,994
Deferred income taxes, net	97,453	104,664

Total assets	$558,619	$553,895

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Settlement liabilities	$186,557	$182,446
Accounts payable and accrued expenses	55,870	51,190
Borrowings	112,000	121,500

Total liabilities	354,427	355,136

Stockholders’ Equity
Common stock, $0.001 par value, 500,000 shares authorized and 88,561 and 87,545 shares issued at June 30, 2013 and December 31, 2012, respectively	88	87
Convertible preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at June 30, 2013 and December 31, 2012, respectively	-	-
Additional paid-in capital	222,797	217,990
Retained earnings	136,526	123,614
Accumulated other comprehensive income	2,046	2,558
Treasury stock, at cost, 22,425 and 20,724 shares at June 30, 2013 and December 31, 2012, respectively	(157,265)	(145,490)

Total stockholders’ equity	204,192	198,759

Total liabilities and stockholders’ equity	$558,619	$553,895

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2013	2012

Cash flows from operating activities
Net income	$12,912	$14,212
Adjustments to reconcile net income to cash (used in)/provided by operating activities:
Depreciation	3,513	3,564
Amortization of intangibles	4,555	4,667
Amortization of financing costs	852	710
Loss on sale or disposal of assets	115	177
Provision for bad debts	3,971	2,027
Stock-based compensation	2,455	2,109
Changes in operating assets and liabilities:
Settlement receivables	(93,902)	12,838
Other receivables, net	(6,286)	3,150
Inventory	(441)	(837)
Prepaid and other assets	(1,238)	(1,445)
Deferred income taxes	7,211	8,678
Settlement liabilities	4,396	(25,198)
Accounts payable and accrued expenses	1,665	1,117

Net cash (used in)/provided by operating activities	(60,222)	25,769

Cash flows from investing activities
Capital expenditures	(7,194)	(5,001)
Proceeds from sale of fixed assets	35	-
Changes in restricted cash and cash equivalents	-	255

Net cash used in investing activities	(7,159)	(4,746)

Cash flows from financing activities
Issuance costs of amended credit facility	(764)	-
Repayments against credit facility	(9,500)	(40,000)
Proceeds from exercise of stock options	2,382	3,602
Purchase of treasury stock	(11,654)	(123)

Net cash used in financing activities	(19,536)	(36,521)

Effect of exchange rates on cash	(655)	(76)

Cash and cash equivalents
Net decrease for the period	(87,572)	(15,574)
Balance, beginning of the period	153,020	55,535

Balance, end of the period	$65,448	$39,961

Supplemental cash flow disclosures
Cash paid for interest	$5,184	$5,821
Cash paid for income tax, net of refunds	$181	$201
Non-cash tenant improvements paid by landlord	$2,930	$-

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO CASH EARNINGS

AND OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

	Three Months Ended June 30,		Six months ended June 30,

	2013	2012	2013	2012
Reconciliation of net income to cash earnings (amounts in thousands, except earnings per share amounts)
Net income	$6,776	$7,084	$12,912	$14,212
Equity compensation expense	1,284	1,266	2,455	2,109
Deferred income tax	3,812	4,743	7,211	8,678
Amortization	2,285	2,346	4,555	4,667

Cash earnings	$14,157	$15,439	$27,133	$29,666

Diluted weighted average number of common shares outstanding	66,993	67,383	67,425	66,786

Diluted cash earnings per share (“Cash EPS”)	$0.21	$0.23	$0.40	$0.44

Reconciliation of operating income to EBITDA and Adjusted EBITDA
Operating income	$13,633	$15,963	$26,534	$31,660
Plus: depreciation and amortization	4,230	4,166	8,068	8,231

EBITDA	$17,863	$20,129	$34,602	$39,891

Equity compensation expense	1,284	1,266	2,455	2,109

Adjusted EBITDA	$19,147	$21,395	$37,057	$42,000

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF PROJECTED NET INCOME TO PROJECTED CASH EARNINGS

AND PROJECTED OPERATING INCOME TO PROJECTED EBITDA AND PROJECTED ADJUSTED EBITDA

FOR THE PROJECTED YEAR ENDING DECEMBER 31, 2013

(Unaudited)

	2013 Guidance Range[1]
	Low	High
Reconciliation of projected net income to projected cash earnings (amounts in thousands, except earnings per share amounts)
Projected net income	$23,000	$27,000
Projected equity compensation expense	5,000	5,000
Projected deferred income tax	13,000	15,000
Projected amortization	9,000	9,000

Projected cash earnings	$50,000	$56,000

Projected diluted weighted average number of common shares outstanding	67,200	67,200

Projected diluted cash earnings per share (“Cash EPS”)	$0.74	$0.83

Reconciliation of projected operating income to projected EBITDA and projected Adjusted EBITDA
Projected operating income	$48,000	$52,000
Plus: projected depreciation and projected amortization	17,000	17,000

Projected EBITDA	$65,000	$69,000

Projected equity compensation expense	5,000	5,000

Projected Adjusted EBITDA	$70,000	$74,000

Note:

1.  All figures presented are estimates for the year ending December 31, 2013.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION AND OTHER DATA

(Amounts in thousands, unless otherwise noted)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012

Revenues
Cash advance	$57,292	$56,675	$115,987	$115,036
ATM	72,972	76,603	148,247	156,950
Check services	5,530	6,605	11,401	13,121
Other	13,272	7,582	20,252	13,423
Corporate	-	-	-	-

Total revenues	$149,066	$147,465	$295,887	$298,530

Operating income
Cash advance	$15,568	$16,755	$31,313	$32,602
ATM	6,230	8,715	13,211	17,669
Check services	3,403	3,781	6,799	7,196
Other	6,350	3,778	9,796	6,890
Corporate	(17,918)	(17,066)	(34,585)	(32,697)

Total operating income	$13,633	$15,963	$26,534	$31,660

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Other data
Aggregate dollar amount processed (in billions)
Cash advance	$1.2	$1.2	$2.4	$2.4
ATM	$3.3	$3.5	$6.7	$7.0
Check warranty	$0.3	$0.3	$0.6	$0.6

Number of transactions completed (in millions)
Cash advance	2.2	2.3	4.5	4.6
ATM	16.8	18.6	34.3	37.9
Check warranty	1.0	1.1	1.9	2.2